Exhibit 15.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212406) and Form F-3 (No. 333-217101) of Hutchison China MediTech Limited of our report dated March 9, 2018 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in this Annual Report on Form 20-F of Hutchison China MediTech Limited.

/s/ PricewaterhouseCoopers ZhongTian LLP
Shanghai, the People’s Republic of China
March 12, 2018